Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-253374 and File No. 333-259556) and on Form F-3 (File No. 333-260480) of Vitru Limited of our report dated March 16, 2023 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Florianópolis, Brazil

April 28, 2023